ARROW ELECTRONICS, INC.

RESTRICTED STOCK PLAN

(as amended and restated effective as of February 27, 2002)

ARTICLE 1

Establishment and Purpose

     1.1 Establishment. Arrow Electronics, Inc., a New York corporation (the "Company"), hereby amends and restates its restricted stock plan as described herein which shall be known as the ARROW ELECTRONICS, INC. RESTRICTED STOCK PLAN, as amended and restated (the "Plan").

     1.2 Purpose. The Plan is intended to promote the interests of the Company by providing a method pursuant to which employees of the Company and its Subsidiaries (as defined in Section 7.2) may become owners of shares of Arrow Electronics, Inc. common stock, par value $1 per share ("Shares"), under the terms and conditions of, and in the manner contemplated by, this Plan and thereby encourage such employees to continue their employment with the Company or its Subsidiaries.

ARTICLE 2

Administration

     2.1 Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may appoint a committee (the "Committee") consisting of two or more directors to administer the Plan and may to the full extent permitted by law, authorize and empower such Committee to do any and all things which the Board is authorized or empowered to do with respect to the Plan. If a Committee is appointed, each member of the Committee shall at all times qualify as a Non-Employee Director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. All subsequent references herein to the Committee shall be deemed to refer to the Board if at the time there is no Committee serving.

     2.2 Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, including, but not limited to, the exclusive authority (within the limitations described herein) to select employees to be granted awards of Shares ("Awards") under the Plan (each employee receiving such an Award being a "Recipient"), to determine the size and terms of the Awards to be made to each Recipient selected, to determine the time when Awards will be granted, and to prescribe the form of the instruments, if any, embodying Awards made under the Plan. The Committee shall be authorized to interpret the Plan and Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

ARTICLE 3

Eligibility and Participation

     3.1 Eligibility. Shares, subject to any restrictions as specified below, may be granted to employees of the Company or a Subsidiary.

     3.2 Restricted Stock Awards. The Committee shall determine the persons to whom Awards, subject to any restrictions as specified below, will be granted, the number of Shares covered by each Award, and the time or times when Awards will be granted. The Committee shall also determine whether a Recipient to whom an Award under this Plan is made shall be required to purchase the Shares subject to the Award from the Company for an amount determined by the Committee, but not in excess of $1 per Share. If payment of such an amount is required, it shall be paid prior to the issuance of the Shares to the Recipient.

ARTICLE 4

Shares Subject to Plan

     4.1 Shares Subject to Plan. There may be issued under the Plan an aggregate of not more than 4,760,000 Shares, subject to adjustment as provided in Section 4.2. Shares issued pursuant to the Plan may be either authorized but unissued Shares or reacquired Shares, or both. If any Shares issued under the Plan shall be reacquired by the Company pursuant to Section 5.2, such Shares may again be issued under the Plan.

     4.2 Dilution and Other Adjustments. In the event of any change in the outstanding Shares by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event (including extraordinary dividends), if the Committee shall determine, in its discretion, that such change equitably requires an adjustment in the number or kind of shares that may be issued under the Plan pursuant to Section 4.1, in the number or kind of shares which have been awarded to any person hereunder, or in the repurchase price per share relating thereto, (pursuant to Section 5.2) such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan. Such adjustment may include subjecting any additional Shares or other property received in respect of the Shares issued pursuant to an Award to the restrictions imposed under the Plan upon such Shares.

ARTICLE 5

Restrictions on Shares

     5.1 Transferability. Shares issued pursuant to Section 3.2 may not be sold, assigned, transferred, pledged, alienated, hypothecated or otherwise disposed of as long as the Company has the right to reacquire the Shares as hereinafter provided in this Article 5.

     5.2 Termination of Employment. If a Recipient's employment with the Company and its Subsidiaries terminates for any reason, except as specified in Section 5.3 prior to the lapse of any restrictions as specified in this Article 5, then:

     (a) if any Shares were transferred to the Recipient without his payment of any purchase price therefor, the Award shall be forfeited and rescinded as to all Shares which are, at the date of such termination of employment, subject to the restrictions imposed hereunder, and the Recipient shall promptly return such Shares to the Company, or

     (b) if any Shares were sold to the Recipient pursuant to Section 3.2, the Company shall have the option, which it may exercise at any time within 90 days after the Recipient's termination of employment, to purchase such Shares from the Recipient at the price per Share at which the Shares were sold to the Recipient.

     5.3 Retirement, Death, Total and Permanent Disability of Employees. If a Recipient's employment with the Company or a Subsidiary terminates by reason of the Recipient's death, total and permanent disability (as determined by the Committee), or retirement under a retirement plan of the Company or a Subsidiary at or after his normal retirement age or, with the consent of the Committee, at an early retirement date, the restrictions imposed upon any Shares pursuant to Sections 5.1 and 5.2 shall lapse and be of no further force and effect. The Shares shall thereafter be freely transferable by the Recipient or the Recipient's estate, subject to the right of first refusal provided for in Section 5.5.

     5.4 Lapse of Restrictions. Except as otherwise provided above or as the Committee may otherwise determine, Shares subject to an Award under the Plan will become free of the restrictions imposed by Sections 5.1 and 5.2, subject to the Company's right of first refusal as provided for in Section 5.5, according to the following schedule:

(a) as to 25% of the Shares, on the first anniversary of the date of the Award,

(b) as to 25% of the Shares, on the second anniversary of the date of the Award,

(c) as to 25% of the Shares, on the third anniversary of the date of the Award,

(d) as to 25% of the Shares, on the fourth anniversary of the date of the Award.

     5.5 Right of First Refusal. Shares acquired under the Plan by a Recipient may not be sold or otherwise disposed of in any way (including a transfer by gift or by reason of the death of the Recipient) until the Recipient (or his personal representative) first offers to sell the Shares to the Company as herein provided. The price per Share at which the Shares shall be offered to the Company shall be the closing price per Share reported on the Consolidated Tape (as such price is reported in The Wall Street Journal or if such publication is unavailable then Reuters) on the date the Recipient's offer is received by the Secretary of the Company. If the Company fails to accept the offer to purchase such Shares within seven days after such date, the Shares shall thereafter be free of all restrictions under this Plan.

     5.6 Other Restrictions. The Committee shall impose such other restrictions on any Shares issued pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the rules or regulations of any stock exchange upon which the Shares or any other class of shares of the Company are then listed, and under any blue sky or securities laws applicable to such Shares.

     5.7 Certificate Legend. In addition to any legend placed on certificates for Shares pursuant to Section 5.6, each certificate representing Shares issued pursuant to the Plan shall bear the following legend or such other legend as may be specified by the Committee:

"The shares represented by this certificate may not be sold, assigned, transferred, pledged, alienated, hypothecated or otherwise disposed of and are subject to the restrictions on transfer and forfeiture and resale obligations set forth in the Restricted Stock Plan of Arrow Electronics, Inc. (the "Company"), a copy of which is on file with the Secretary of the Company."

ARTICLE 6

Voting and Dividend Rights

     6.1 Voting Rights. Recipients holding Shares issued hereunder shall have full voting rights on such Shares.

     6.2 Dividend Rights. Recipients holding Shares issued hereunder shall have the right to receive and retain dividends paid thereon, subject to Section 4.2 hereof.

ARTICLE 7

Miscellaneous Provisions

     7.1 No Implied Rights. No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary.

     7.2 Subsidiary. As used herein, the term "Subsidiary" shall mean any corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company.

     7.3 Securities Law Compliance. No Shares shall be issued hereunder unless counsel for the Company is satisfied that such issuance will be in compliance with applicable Federal and State securities laws.

     7.4 Taxes. A Recipient granted an Award (or his personal representative) shall pay to the Company any amount requested by it in respect of any Federal, State or local income or other taxes required by law to be withheld with respect to the Shares issued to the Recipient. If the amount requested is not promptly paid, the Committee may determine that the Shares are forfeited. In its sole discretion, the Committee may permit a Recipient to satisfy the obligation imposed by this Section, in whole or in part, by delivering to the Company shares of common stock owned by the employee, which for these purposes, shall be valued at the closing price per share reported on the Consolidated Tape (as such price is reported in The Wall Street Journal or if such publication is unavailable then Reuters) as of the last trading date preceding delivery of such shares to the Company.

     7.5 Expenses. The expenses of the Plan shall be borne by the Company. However, if an Award is made to an employee of a Subsidiary of the Company, such Subsidiary shall pay to the Company an amount equal to the fair market value of the Shares, as determined by the Committee, on the date such Shares are no longer subject to the restrictions imposed by Sections 5.1 and 5.2, minus the amount, if any, received by the Company in respect of the purchase of such Shares.

     7.6 Ratification of Actions. By accepting any Award or other benefit under the Plan, each Recipient and each person claiming under or through each Recipient shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

     7.7 Gender. The masculine pronoun means the feminine and the singular means the plural wherever appropriate.

ARTICLE 8

Amendments or Discontinuance

     The Plan may be amended at any time and from time to time by the Board but no amendment which increases the aggregate number of Shares which may be issued pursuant to the Plan shall be effective unless and until the same is approved by the shareholders of the Company. No amendment of the Plan shall adversely affect any right of any Recipient with respect to any Award theretofore granted without such Recipient's written consent.

ARTICLE 9

Termination

This Plan shall terminate upon the earlier of the following dates or events to occur:

(a) upon the adoption of a resolution of the Board terminating the Plan; or

(b) December 31, 2006.

     No termination of the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan.

ARTICLE 10

Shareholder Approval and Adoption

     The Plan, as amended and restated as of February 27, 2002 shall be submitted to the shareholders of the Company for their approval and adoption. Shares awarded under the Plan, as amended and restated, may be awarded prior to such approval and adoption but contingent upon such approval and adoption. The shareholders of the Company shall be deemed to have approved and adopted the Plan, as amended and restated, only if it is approved and adopted at a meeting of the shareholders duly held by vote taken in the manner required by the laws of the State of New York.